Exhibit 10.1

NOTE SATISFACTION AGREEMENT

THIS NOTE SATISFACTION AGREEMENT (this "Agreement"), dated as of this 9th day of June, 2017, is made and entered into as of the later of the two signature dates below, by and between The Longview Fund, L.P. ( the "Lender") and Sileas Corp., a company incorporated under the laws of the State of Delaware (the "Borrower").

The Lender and Borrower may be referred to hereinafter from time to time individually as a "Party" and collectively as "Parties".

WITNESSETH:

WHEREAS, on February 20, 2009, Borrower issued to Lender a note in the principal amount of $13,524,405 (the “Note”), which was most recently amended on May 29, 2015, and as a result of accrued and unpaid interest, then bore a principal balance of $18,022,329 and the current balance is $14,244,329; and

WHEREAS, in addition to full recourse available to the Lender against the Borrower for payment of all amounts due under the Note, the Note is also currently secured by 3,598,792 shares (“Shares”) of common stock of Optex Systems Holdings, Inc., a Delaware corporation (the “Company”), which Shares are owned by Borrower;

WHEREAS, the parties desire to address the satisfaction of all amounts due by Borrower to Lender as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, it is hereby agreed as follows:

SECTION 1 THE TRANSACTION

1.1 Conversion. Lender hereby agrees to convert $3,358,538 of the amount due under the Note into 2,798,782 Shares by submitting a conversion notice to Borrower simultaneously herewith for presentation to the Company in the form attached hereto as Exhibit A.

1.2 Cash Payment. Borrower also agrees to make a reduction of $250,000.00 of the amount due under the Note by making a cash payment to Lender simultaneously herewith.

1.3 Satisfaction of a Portion of the Note. Without the payment of any additional consideration, and simultaneously with 1.1 and 1.2 above, the Lender agrees to forgive, release, cancel and otherwise nullify $10,571,791of the amount due under the Note.

1.4 Remaining Amount due under the Note. Upon the occurrence of 1.1 through 1.3 above, the remaining amount due under the Note shall be $64,000 which shall be paid in cash by the Borrower to the Lender on a quarterly basis, within five (5) days of the payment of quarterly dividends by the Company, over the next four calendar quarters commencing on or about June 30, 2017.

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1.5 Release of Pledge. Immediately prior to the transactions set forth in 1.1 through 1.4 above, the Lender hereby releases its pledge of the Shares owned by the Borrower and consents to the sale of 800,000 Shares to Danny Schoening and Karen Hawkins.

1.6 Each Party hereby represents and warrants to the other, as follows:

(a) As of the consummation of the transactions contemplated in this Agreement, the Party has full and unrestricted legal right, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement, when executed and delivered by or on behalf of a Party, shall constitute the valid and legally binding obligation of the Party, legally enforceable against Party in accordance with its terms.

(b) At the time of execution of this Agreement, the Party is not in possession of any material inside information of the Company.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Party of, or constitute a default by the Party under, any agreement, instrument, decree, judgment or order to which the Party is a party or by which the Party may be bound.

(d) The Party has the capacity to protect the Seller’s own interests in connection with the transactions contemplated hereby. The Seller is capable of evaluating the potential risks and benefits of the transactions contemplated hereby. The Party has had the opportunity to consult with their independent legal counsel and other advisors and waives any potential conflicts of interest or right to further review.

(e) The Party has had an opportunity to review with the Party’s tax advisers the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Party is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Party understands that the Party (and not the Company) shall be responsible for the Party’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 2 - Miscellaneous

2.1 Governing Law; Jurisdiction. The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Delaware. Any and all disputes which may arise between the Parties as a result of or in connection with this Agreement, its interpretation, performance or breach shall be brought and enforced in the courts of the state of Delaware.

2.2 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties; provided, however, that no party may assign its rights hereunder without the prior written consent of the other Parties.

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2.3 Entire Agreement; Amendment. This Agreement, including its preamble and exhibits, and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the Parties with regard to the subject matters hereof and thereof and supersede all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by all the Parties.

2.4 Notices. All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered airmail, transmitted by facsimile, or delivered by hand to the Parties' respective addresses set forth in the signature page hereto. All notices sent by registered mail shall be deemed to have been received within seven (7) business days of posting. If delivered by hand, upon their delivery.

2.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy upon any breach or default under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default.

2.6 Waiver of Default. No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

2.7 Rights; Severability. If any provision of this Agreement is held by an arbitrator or a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such an arbitrator or court of competent jurisdiction.

2.8 Expenses. Each part shall pay its own expenses, including legal expenses in connection with the transaction contemplated by this Agreement.

2.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.10 Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, and together shall constitute one and the same instrument. The Parties may execute this Agreement via facsimile.

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IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first above-mentioned.

THE LONGVIEW FUND, L.P.:	SILEAS CORP.:

By:	By:
Address:	Address:

Date:	Date:

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